COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
    DREYFUS CORE VALUE FUND INVESTOR CLASS SHARES AND THE
    STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX


     EXHIBIT A:
     _______________________________________________________
    |            |     DREYFUS CORE    |                   |
    |            |      VALUE FUND     | STANDARD & POOR'S |
    |   PERIOD   |    (INVESTOR CLASS  | 500 COMPOSITE     |
    |            |            SHARES)  | STOCK PRICE INDEX*|
    |------------|---------------------|-------------------|
    |  12/31/85  |              10,000 |        10,000     |
    |  12/31/86  |              12,248 |        11,866     |
    |  12/31/87  |              12,281 |        12,489     |
    |  12/31/88  |              14,681 |        14,557     |
    |  12/31/89  |              18,345 |        19,162     |
    |  12/31/90  |              15,880 |        18,566     |
    |  12/31/91  |              19,512 |        24,210     |
    |  12/31/92  |              20,298 |        26,052     |
    |  12/31/93  |              23,650 |        28,673     |
    |  12/31/94  |              23,731 |        29,048     |
    |  12/31/95  |              32,170 |        39,955     |
    |------------|---------------------|-------------------|



    *Source: Lipper Analytical Services, Inc.